Exhibit 10.98

BUSINESS LOAN AGREEMENT

Borrower:	Collectors Universe, Inc. 1921 E Alton Ave Santa Ana, CA 92705-5836	Lender:	ZB, N.A. dba California Bank & Trust Irvine Commercial 1900 Main Street, Suite #200 Irvine, CA 92614

THIS BUSINESS LOAN AGREEMENT dated September 15, 2017, is made and executed between Collectors Universe, Inc. ("Borrower") and ZB, N.A. dba California Bank & Trust ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of September 15, 2017, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

ADVANCE AUTHORITY. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: Joseph Wallace, CFO of Collectors Universe, Inc.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 1921 E Alton Ave, Santa Ana, CA 92705-5836. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

BUSINESS LOAN AGREEMENT (Continued) Page 2

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business:

Borrower	Assumed Business Name	Filing Location	Date
Collectors Universe, Inc.	PCGS	Orange County, CA	11-22-2016
Collectors Universe, Inc.	Professional Sports Authenticators	Orange County, CA	11-22-2016
Collectors Universe, Inc.	Professional Stamp Experts	Orange County, CA	11-22-2016
Collectors Universe, Inc.	PSA/DNA Authentication Services	Orange County, CA	11-22-2016

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

BUSINESS LOAN AGREEMENT (Continued) Page 3

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Additional Requirements.

Annual Financial Statement. As soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Interim Financial Statement. As soon as available, but in no event later than forty five (45) days after the end of each quarter, Borrower's balance sheet and income statement for the period ended, prepared by Borrower.

Projections. As soon as available, but in no event later than thirty (30) days after the end of each fiscal year, Borrower's balance sheet and income statement projection for the year ended.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Additional Requirements.

Debt Service Coverage Ratio. Maintain a minimum Debt Service Coverage Ratio of 1.50 to 1.00. Debt Service Coverage Ratio means, for any period, the ratio of (a) earnings before interest, income tax expense, depreciation, and amortization minus the sum of tax expense paid in cash (or, if applicable, cash distributions to equity holders to pay income tax expense attributable solely to their equity interests in Borrower), dividends or other distributions paid in cash, and loans or advances to, investments in, or receivables from (i) any affiliate of Borrower or (ii) any third-party if such loan, advance, investment or receivable is outside Borrower’s ordinary course of business to (b) the sum of interest expense paid in cash, prior period current maturities of long term debt and capital lease obligations, all calculated for the Borrower (and its subsidiaries on a consolidated basis). This ratio will be measured as of the end of each fiscal quarter.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

BUSINESS LOAN AGREEMENT (Continued) Page 4

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Fees, Charges and Expenses. In addition to all other agreed upon fees, charges, and expenses, pay the following:

Unused Commitment Fee. A quarterly, in arrears, 0.25% fee if the average loan utilization is less than 40%.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

BUSINESS LOAN AGREEMENT (Continued) Page 5

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Additional Indebtedness. No additional indebtedness (except purchase money) without prior bank approval.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower's accounts, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

BUSINESS LOAN AGREEMENT (Continued) Page 6

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity. Lender in good faith believes itself insecure.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

DEPOSIT ACCOUNT SECURITY. Borrower hereby grants a security interest to Lender in any and all deposit accounts (checking, savings, money market or time) of Borrower at Lender, now existing or hereinafter opened, to secure the Indebtedness. This includes all deposit accounts Borrower holds jointly with someone else.

JURY WAIVER; JUDICIAL REFERENCE. Borrower and Lender each waive their respective rights to a trial before a jury in connection with any disputes related to this Agreement, any of the Related Documents and the transactions contemplated hereby and thereby. Such disputes include without limitation any claim by Borrower or Lender, claims brought by Borrower as a class representative on behalf of others, and claims by a class representative on Borrower's behalf as a class member (so-called "class action" suits). This provision shall not apply if, at the time an action is brought, Borrower's loan is funded or maintained in a state where this jury trial waiver is not permitted by law.

BUSINESS LOAN AGREEMENT (Continued) Page 7

If a jury trial waiver is not permitted by applicable law and a dispute arises between Borrower and Lender with respect to this Agreement, any of the Related Documents, the enforcement hereof or thereof or the transactions contemplated hereby or thereby, either of Borrower or Lender may require that it be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, et seq., including without limitation whether the dispute is subject to a judicial reference proceeding. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The referee shall be appointed to sit with all of the powers provided by law. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare an award with written findings of fact and conclusions of law and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender's right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property or to comply with legal process involving Borrower's accounts or other property.

INCREASED COSTS. If any change in a law, rule or regulation, or the interpretation or application thereof, or Lender's compliance with any request, guideline or directive (whether or not having the force of law) of any governmental authority (collectively, a "Change in Law") shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against or with respect to the assets of, deposits with or for the account of or credit extended by Lender or (ii) impose on Lender any other condition affecting this Agreement or the loans hereunder or any letter of credit or participation therein and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any loan (or its commitment to make any such loan) or to increase the cost to Lender of issuing or maintaining any letter of credit or to reduce the amount of any sum received or receivable by Lender hereunder, then Borrower will pay to Lender such additional amount as will compensate Lender for such additional costs or reduction. If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the capital of Lender or Lender's holding company from this Agreement or the loans or letters of credit made or issued by Lender to a level below that which Lender or Lender's holding company could have achieved but for such Change in Law (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount as will compensate Lender or Lender's holding company for any such reduction, as set forth in a certificate of Lender describing in reasonable detail the amount or amounts necessary to compensate Lender or its holding company. The amounts and description in such certificate shall be conclusive absent manifest error, and Borrower agrees to pay to Lender the amount shown in such certificate within ten (10) business days after receipt thereof. Failure or delay on the part of Lender to demand compensation pursuant to this section shall not constitute a waiver of Lender's right to demand such compensation.

WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (i) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned's affiliates or principals, to Lender or Lender's affiliates (the "Obligations"), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. As used in this paragraph, the word "undersigned" does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this document and the Related Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document.

NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT THE UNDERSIGNED REPRESENTS AND AGREES THAT; (A) THIS AND THE RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, (C) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

PLEDGES. Lender shall at all times have the right to grant security interests in, to pledge and/or to hypothecate all or any portion of its interest in the Loan, including without limitation as collateral in connection with discount window advances, extensions of daylight credit or master account activity, or other programs of the Federal Reserve System or any Federal Reserve Bank.

BUSINESS LOAN AGREEMENT (Continued) Page 8

PROHIBITED DRUG LAW ACTIVITIES. Notwithstanding any other provision herein or in the Note or any Related Document regarding the use, occupancy or leasing of all or any portion of real property owned, occupied or used by Borrower (collectively, the "Premises") and without limiting the generality of any of the negative covenants of Borrower herein, Borrower shall not use or occupy, or permit the use or occupancy of, the Premises (or any portion thereof), or enter into any lease, license, sublease, occupancy agreement or other agreement (collectively, "Lease") involving or providing for the use or occupancy of the Premises (or any portion thereof), in any manner that would be a violation of any federal, state or local law relating to the use, sale, possession, cultivation or distribution of any controlled substances, including without limitation any activity (whether for commercial or personal purposes) regulated under the Compassionate Use Act of 1996 or any other California law relating to the medicinal use or distribution of marijuana (collectively, "Prohibited Drug Law Activities") or entering into a Lease with any Person engaged or intending to engage in any Prohibited Drug Law Activities.

Any Lease involving or providing for the use or occupancy of the Premises entered into by Borrower during the term of the Loan shall expressly prohibit the tenant or other occupant of the Premises (or any portion thereof) from engaging or permitting others to engage in any Prohibited Drug Law Activities. In the event that Borrower becomes aware that any tenant, occupant or other Person is or may be using, occupying or leasing the Premises (or any portion thereof) with the intent to engage or is engaged in any Prohibited Drug Law Activities, Borrower shall terminate its agreement with such tenant, occupant or other Person and take all actions permitted under applicable law to discontinue such activities in or on the Premises and shall immediately notify Lender regarding the Prohibited Drug Law Activities and Borrower's actions to terminate such agreement and the Prohibited Drug Law Activities. Borrower shall keep Lender advised of each action it takes or plans to take in compliance with the requirements of this section.

Compliance with this section is a material consideration and inducement to Lender in its agreement to extend the Loan and other financial accommodations to Borrower hereunder. Any failure of Borrower to comply with the requirements under this section shall constitute a non-curable Event of Default upon written notice by Lender to Borrower thereof and, notwithstanding any provision herein or in the Note or the Related Documents with respect to the right to cure an Event of Default, upon the occurrence of any breach, default or non-compliance of or under this section, Lender shall have the right to immediately exercise any and all remedies to which it may be entitled hereunder, under the Note or any of the Related Documents or otherwise under law.

In addition and not by way of limitation, Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any loss, claim, damage or liability arising from or related to Borrower's breach or violation of the covenants set forth herein. Borrower shall, within ten (10) business days following a request from Lender, provide Lender with a written statement setting forth its efforts to comply with the provisions of this section and stating whether, to Borrower's knowledge, any Prohibited Drug Law Activities are or may be on-going or have occurred in, on or around the Premises.

For purposes of this section, the capitalized term "Person" means any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

BUSINESS LOAN AGREEMENT (Continued) Page 9

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Orange County, State of California.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lenders rights or of any of Borrowers or any Grantors obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

BUSINESS LOAN AGREEMENT (Continued) Page 10

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word "Borrower" means Collectors Universe, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word "GAAP" means generally accepted accounting principles.

Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means ZB, N.A. dba California Bank & Trust, its successors and assigns.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means the Promissory Note executed by Borrower in the original principal amount of $10,000,000.00 dated January 10, 2016, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Note or Credit Agreement or any other subsequent Notes evidencing further Indebtedness.

Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

BUSINESS LOAN AGREEMENT (Continued) Page 11

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED SEPTEMBER 15, 2017.

BORROWER:

COLLECTORS UNIVERSE, INC.

By:	/s/ JOSEPH WALLACE
Joseph Wallace, CFO/Assistant Secretary of Collectors Universe, Inc.

LENDER:

ZB, N.A. DBA CALIFORNIA BANK & TRUST

By:	/s/ MATT BULLOCK
Senior Vice President, Authorized Signer

*

The parties hereto have entered into that certain Addendum to Business Loan Agreement (“Addendum”) dated of even date herewith, which modifies certain terms and provisions of this Business Loan Agreement. In the event of a conflict between any provision of the Business Loan Agreement and any provisions of the Addendum, the provisions of the Addendum shall control and supersede the conflicting provisions of this Business Loan Agreement.

COLLECTORS UNIVERSE, INC.		ZB, N.A. dba CALIFORNIA BANK & TRUST

By:	/s/ JOSEPH WALLACE	By:	/s/ MATT BULLOCK
	Joseph Wallace, CFO of Collectors Universe, Inc.		Senior Vice President, Authorized Signer

ADDENDUM TO BUSINESS LOAN AGREEMENT

This Addendum to Business Loan Agreement (“Addendum”) is dated as of September 15, 2017 by and between Collectors Universe, Inc., a Delaware corporation ("Borrower"), and ZB, N.A., dba California Bank & Trust ("Lender"), with reference to the following:

A.     Concurrently herewith, Borrower and Lender (who shall sometimes be referred to herein, collectively, as the "parties"), are entering into a Business Loan Agreement dated as of September 15, 2017 (the "Loan Agreement"), pursuant to which Lender is providing Borrower with a $3.5 million unsecured term loan (the "Term Loan"); and

B.     That Loan Agreement is Lender's standard form of business loan agreement and does not reflect or incorporate all of, and in certain respects conflicts with, the understandings and agreements of the parties that will govern the Term Loan and the respective rights and obligations of the parties with respect thereto; and

C.     Accordingly, the parties are hereby entering this Addendum to modify the Loan Agreement in various respects, as set forth hereinafter, to reflect the intentions and all of the agreements of the parties with respect to the Term Loan, and the respective rights and obligations of the parties, under the Loan Agreement.

NOW, THEREFORE, with the intent to be legally bound and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties expressly agree as follows:

A.     Addendum Controls. This Addendum is hereby made an integral part of and amends and modifies the Business Loan Agreement in the manner and to the extent set forth hereinafter. In the event of any conflict between any provisions of the Business Loan Agreement and any provisions of this Addendum, the provisions of this Addendum shall control and supersede the conflicting provisions of the Loan Agreement.

B.     Amendments and Modifications to Loan Agreement. The provisions of the Loan Agreement are hereby modified and amended in the manner and to the extent set forth below.

1.     The second sentence in the first paragraph of the Loan Agreement is hereby replaced with the following:

“Borrower has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule to this Agreement.”

2.     The following paragraph is hereby added as the second paragraph on page 1 of the Loan Agreement immediately preceding the paragraph entitled "TERM":

“The amount of borrowings for Borrower hereunder on a non-revolving term loan is $3,500,000.00 (the "Total Commitment").

3.     The following paragraph is hereby added as the fourth paragraph on page 1 of the Loan Agreement immediately following the paragraph entitled "TERM" and immediately preceding the paragraph entitled "ADVANCE AUTHORITY":

“Notwithstanding the foregoing or anything to the contrary that may be contained in this Agreement or in the Related Documents, Borrower shall have the right, in its sole discretion, to unilaterally terminate this Agreement and its obligations hereunder and under the Related Documents at any time prior to maturity, without penalty, upon prior written notice to Lender and Borrower's payment in full of all amounts owing by Borrower to Lender under this Agreement and the Related Documents.”

4.     Under the heading "CONDITIONS PRECEDENT TO EACH ADVANCE", the section entitled "Loan Documents" on page 1 of the Agreement is amended to read in its entirety as follows:

“Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) together with all such Related Documents as Lender may reasonably require for the Loan; all in form and substance reasonably satisfactory to Lender and Lender's counsel.”

5.     Under the heading "CONDITIONS PRECEDENT TO EACH ADVANCE", the section entitled "Borrower's Authorization" on page 1 of the Agreement, the word "reasonably" is hereby inserted (i) on the first line, between the words "substance" and "satisfactory" and (ii) on the last line, between the words "may" and "require.

6.     Under the heading "CONDITIONS PRECEDENT TO EACH ADVANCE", in the section entitled "Representations and Warranties" on page 1 of the Agreement, the words "in all material respects" are hereby inserted at the end of the sentence.

7.     The second, third, fourth and fifth sentences of the section entitled "Organization" under the heading "REPRESENTATIONS AND WARRANTIES" on page 1 of the Loan Agreement are hereby amended to read in their entirety as follows:

“Borrower is duly authorized to transact business in all other states in which it is doing business for which it is required by the laws of such states to be so authorized, and at all times shall be duly qualified as a foreign corporation in all such states, except where the failure to be so authorized or to be so qualified would not have a material adverse effect on Borrower's business or financial condition. Borrower has the full corporate power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower currently maintains an office at 1921 E. Alton Avenue, Santa Ana, CA 92705-5836. Unless Borrower has designated or designates otherwise in writing, the principal office is the office in which Borrower keeps its books and records.”

8.     The phrase “except for any instances of non-compliance that would not have, either individually or in the aggregate, a material adverse effect on the financial condition or business operations of Borrower” is hereby added to the end of the final sentence of the section entitled "Organization" under the heading "REPRESENTATIONS AND WARRANTIES" on page 1 of the Loan Agreement.

9.     Under the heading "REPRESENTATIONS AND WARRANTIES" in the section entitled "Assumed Business Names", the third line in the chart of Assumed Business Names containing the name "Professional Stamp Experts" is hereby deleted in its entirety.

10.     The words "truly and completely disclosed" are hereby replaced with the words "fairly present in all material respects" in the first sentence of the section entitled "Financial Information" under the heading "REPRESENTATIONS AND WARRANTIES" on page 2 of the Loan Agreement.

11.     The word "give" is replaced with the words "execute and deliver" in the first sentence of the section entitled "Legal Effect" under the heading "REPRESENTATIONS AND WARRANTIES" on page 2 of the Loan Agreement.

12.     Under the heading "REPRESENTATIONS AND WARRANTIES", the paragraph entitled "Properties" on page 2 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable and except for or in connection with other Permitted Liens: (i) Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties, (ii) all of Borrower's properties are titled in Borrower's legal name, and (iii) Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.”

13.     Under the heading "REPRESENTATIONS AND WARRANTIES", the paragraph entitled "Hazardous Substances" on page 2 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Hazardous Substances. Except as disclosed to Lender in writing, Borrower represents and warrants that to Borrower's knowledge: (1) during Borrower's occupancy of each of the offices it leases and occupies (the "Business Offices"), there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substances by any person on, under, about or from the Business Offices; (2) there has not been, (a) any breach or violation by Borrower of any Environmental Laws; or (b) any actual, or to Borrower's knowledge threatened, litigation or claims of any kind by any person relating to any of the foregoing environmental matters; (3) neither Borrower, nor any tenant, contractor, agent of Borrower or any other authorized user of the Business Offices, shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substances on, under, about or from the Business Offices; and (4) any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations, and ordinances, including without limitation all Environmental Laws, except where non-compliance would not have, either individually or in the aggregate, a material adverse effect on the financial condition or operations of Borrower. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup, or other costs under any such laws, and (2) agrees to indemnify, defend and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release by Borrower, or any tenant, contractor or agent of Borrower, of a hazardous waste or substance on the Business Offices. The provisions of this section of the Agreement including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration, or satisfaction of this Agreement.”

14.     The Section, entitled "Lien Priority" under the heading "REPRESENTATIONS AND WARRANTIES" on page 2 of the Loan Agreement is deleted in its entirety from the Loan Agreement.

15.     Under the heading "REPRESENTATIONS AND WARRANTIES", the paragraph entitled "Binding Effect" on page 2 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Binding Effect. This Agreement, the Note, and all Related Documents are binding upon Borrower as well as upon its successors and assigns and are legally enforceable in accordance with their respective terms.”

16.     The paragraph entitled "Financial Records", under the heading "AFFIRMATIVE COVENANTS" on page 2 of the Loan Agreement, is hereby amended to read in its entirety as follows:

“Financial Records. Maintain its books and records in accordance with the applicable provisions of GAAP, applied on a consistent basis.”

17.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Interim Financial Statement" on page 2 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Interim Financial Statement. As soon as available, but in no event later than forty five (45) days after the end of the first three (3) quarters of each of Borrower's fiscal years, Borrower's balance sheet and income statement for the quarter then ended, prepared by Borrower."

18.     Under the heading "AFFIRMATIVE COVENANTS", the last paragraph of the section entitled "Financial Statements" on page 2 of the Loan Agreement is hereby amended to read in its entirety as follows:

“All financial statements required to be provided under this Agreement other than financial projections shall be prepared in accordance with the applicable provisions of GAAP, applied on a consistent basis, and certified by Borrower as fairly presenting, in all material respects, the financial condition and results of operations of Borrower.”

19.     Under the heading "AFFIRMATIVE COVENANTS", in the Section entitled "Additional Requirements", at the bottom, of page 2 of the Loan Agreement, the word "reasonably" is hereby inserted between the words "may" and "request".

20.     Under the heading "AFFIRMATIVE COVENANTS" in the section entitled "Financial Covenants and Ratios", the paragraph entitled "Debt Service Coverage Ratio" is hereby amended to read as follows:

"Debt Service Coverage Ratio. Maintain a minimum Debt Service Coverage Ratio of 1.50 to 1.00. Debt Service Coverage Ratio means, for any period, the ratio of (a) the trailing twelve (12) months of earnings before interest, income tax expense, depreciation, and amortization minus the sum of tax expense paid in cash (or, if applicable, cash distributions to equity holders to pay income tax expense attributable solely to their equity interests in Borrower), and loans or advances to, investments in, or receivables from (i) any affiliate of Borrower or (ii) any third-party if such loan, advance, investment or receivable is outside Borrower's ordinary course of business to (b) the sum of interest expense paid in cash for the trailing twelve (12) month period, prior period current maturities of long term debt and capital lease obligations, all calculated for the Borrower (and its subsidiaries on a consolidated basis). This ratio will be measured as of the end of each fiscal quarter for the trailing twelve (12) months then ended."

21.     Under the heading "AFFIRMATIVE COVENANTS" in the section entitled "Financial Covenants and Ratios", a paragraph entitled "Funded Debt to EBITDA Ratio" on page 3 of the Loan Agreement is hereby inserted immediately after the paragraph entitled "Debt Service Coverage Ratio" to read as follows:

"Funded Debt to EBITDA Ratio. Maintain a maximum Funded Debt to EBITDA Ratio of 1.25 to 1.00. The term "Funded Debt to EBITDA Ratio" means Borrower's outstanding indebtedness for borrowed money divided by consolidated earnings before interest, taxes, depreciation, non-cash stock based compensation and amortization, for the immediately preceding 12 months. This requirement will be evaluated quarterly following completion and delivery by Borrower to Lender of each quarter's financial statements, in accordance with the requirements set forth herein. "For purposes of this covenant, the term Funded Debt as used herein shall not include any operating lease (classified as such under GAAP as in effect on the date hereof) for the Borrower's operations or corporate headquarters."

22.     The last paragraph of the Section entitled "Financial Covenants and Ratios", on page 3 of the Loan Agreement under the heading "AFFIRMATIVE COVENANTS" is amended to read in its entirety as follows:

“Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with the applicable provisions of GAAP, applied on a consistent basis, and shall be certified by Borrower as true and correct in all material respects.”

23.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Insurance" on page 3 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Insurance. Maintain fire and other risk insurance, public liability insurance and such other insurance as Lender may reasonably require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form reasonably satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender.”

24.     The second and third sentences in the paragraph entitled "Insurance Reports" on page 3 of the Loan Agreement under the heading "AFFIRMATIVE COVENANTS" are hereby deleted.

25.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Other Agreements" on page 3 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party that are material to Borrower's financial condition or operations, except for any instances of non-compliance that have not had and are not reasonably expected to have, either individually or in the aggregate, a material adverse effect on Borrower's financial condition."

26.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Unused Commitment Fee" is hereby deleted in its entirety.

27.     In the paragraph entitled "Loan Proceeds" under the heading "AFFIRMATIVE COVENANTS" on page 3 of the Loan Agreement, the phrase "and other general corporate purposes" is hereby added after the word "operations" and before the word "unless".

28.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Operations" on page 3 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Operations. Employ executive officers with substantially similar qualifications and experience as the present executive officers; provide written notice to Lender of any change in Borrower's executive officers; conduct its business in a reasonable and prudent manner."

29.     The words "Lender or" are hereby deleted from the paragraph entitled "Environmental Studies" under the heading "AFFIRMATIVE COVENANTS".

30.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Compliance with Governmental Requirements" on page 3 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Compliance with Governmental Requirements. Comply in all material respects with all laws, ordinances and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, business and operations. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so.”

31.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Inspection" on page 3 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Inspection. Permit employees or agent of Lender, at any reasonable time on not less than ten (10) days prior written notice to Borrower, to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts and records, except that (1) Borrower shall be required to reimburse Lender for the reasonable out-of-pocket expenses it incurs only for one such inspection or audit each year and Lender shall bear the expenses of any additional inspections or audits in each year, and (2) notwithstanding the foregoing, during the occurrence of an Event of Default and continuance thereof, such examinations and audits may be made without notice as Lender deems appropriate, at the sole expense of Borrower."

32.     Under the heading "AFFIRMATIVE COVENANTS", the first two clauses of the paragraph entitled "Environmental Compliance and Reports" on page 3 of the Loan Agreement are hereby amended to read in their entirety as follows:

“Borrower shall comply in all material respects with any and all Environmental Laws applicable to it and its operations, except for instances of non-compliance that would not have a material adverse effect on Borrower's financial condition or operations; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part, at or on the Business Offices while occupied by Borrower or by any tenant or agent thereof, any environmental activity where damage to the environment could reasonably be expected to result therefrom, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities;”

33.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Additional Assurances" on page 3 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Additional Assurances. Make, execute and deliver to Lender such promissory notes, and other documents and agreements as Lender or its attorney may reasonably request to evidence the Loans made hereunder to Borrower."

34.     Under the heading "AFFIRMATIVE COVENANTS", the paragraph entitled "Additional Indebtedness" on the top of page 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Additional Indebtedness. Without the prior written approval of Lender, Borrower shall not incur any additional indebtedness for borrowed money, except for indebtedness under the revolving credit line established under that certain Business Loan Agreement dated as of January 10, 2017 between Borrower and Lender; purchase money indebtedness; indebtedness under capitalized leases; and indebtedness secured by Permitted Liens; and any extensions, refinancings, refundings or renewals of any of the foregoing.”

35.     The first sentence of the section entitled "LENDER'S EXPENDITURES" on page 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

“If any action or proceeding is commenced that would materially and adversely affect the Borrower or Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any curative action that Lender reasonably deems appropriate.”

36.     Under the heading "NEGATIVE COVENANTS", the paragraph entitled "Continuity of Operations" on page 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

"(1) Engage in any business activities substantially different than those in which Borrower is presently engaged, or (2) cease operations, liquidate, dissolve, or transfer or sell all or substantially all of Borrower's assets out of the ordinary course of business, or consummate a merger or consolidation with another corporation or entity if the persons who were Borrower's shareholders immediately prior to the consummation of the merger or consolidation own, immediately after such consummation, less than a majority of the outstanding voting stock of the Borrower or the surviving corporation or entity in such merger or consolidation if that is other than the Borrower."

37.     Under the heading "NEGATIVE COVENANTS", the section entitled "Loans, Acquisitions and Guaranties" on page 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Loans and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity other than in connection with or in furtherance of Borrower's business, or (2) incur any obligation as surety or guarantor other than in the ordinary course of Borrower's business."

38.     In the paragraph entitled "CESSATION OF ADVANCES" on page 4 of the Loan Agreement, all references to any “Guarantor” are hereby stricken in their entirety, clauses (D) and (E) are hereby deleted in its entirety and clause (C) of that paragraph is amended to read in its entirety as follows:

“or (C) there occurs a material adverse change in Borrower's financial condition.”

39.     Under the heading "DEFAULT", the paragraph entitled "Default in Favor of Third Parties" on page 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement to which Borrower is a party, in favor of any other creditor or other party thereto, that would materially and adversely affect Borrower's ability to repay the Loans or perform its obligations under this Agreement or any of the Related Documents."

40.     The section entitled "False Statements" under the heading "DEFAULT" on page 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

"False Statements. Any warranty, representation or statement made or furnished to Lender in writing by Borrower or on Borrower's behalf under either this Agreement or any of the Related Documents was false or misleading in any material respect when made, or becomes false or misleading in any material respect at any time thereafter."

41.     Under the heading "DEFAULT", the first sentence of the paragraph entitled "Creditor or Forfeiture Proceedings" on page 4 of the Loan Agreement is hereby amended to read as follows:

"Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceedings, self-help repossession or any other method, by any creditor of Borrower or by any governmental agency against a material portion of Borrower's assets."

42.     Under the heading "DEFAULT", the second sentence of the paragraph entitled "Creditor or Forfeiture Proceedings" on page 4 of the Loan Agreement is hereby deleted in its entirety.

43.     The sections entitled "Defective Collateralization" and "Events Affecting Guarantor" are hereby deleted in their entirety from the Section of the Business Loan Agreement entitled "DEFAULT" on page 4 thereof.

44.     The word "material" is hereby added between the words “any” and “part” in the section entitled "Insolvency" under the heading entitled "DEFAULT" on page 4 of the Loan Agreement.

45.     Under the heading "DEFAULT", the paragraph entitled "Change in Ownership" on page 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Change in Ownership. Any change in ownership of forty-nine percent (49%) or more of the common stock of Borrower, except as a result of sales of shares of common stock in SEC-registered offerings."

46.     Under the heading "DEFAULT", the paragraph entitled "Adverse Change" on page 4 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Adverse Change. A material adverse change occurs in Borrower's financial condition."

47.     The sentence entitled "Insecurity", under the heading "DEFAULT" on page 4 of the Business Loan Agreement, is deleted in its entirety.

48.     Under the heading "DEFAULT", the paragraph entitled "Right to Cure" on the top of page 5 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Right to Cure. If any default, other than a payment default on Indebtedness, is curable, it may be cured if, after Lender sends written notice to Borrower demanding cure of such default, Borrower: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical."

49.     The paragraph entitled "DEPOSIT ACCOUNT SECURITY" on page 5 of the Loan Agreement is hereby deleted in its entirety.

50.     In the Section entitled "WAIVER OF DEFENSES AND RELEASE OF CLAIMS" on page 5 of the Loan Agreement, except in the penultimate sentence thereof, the term "undersigned", wherever it appears, shall mean "the Borrower".

51.     Under the heading "PROHIBITED DRUG LAW ACTIVITIES" on page 6 of the Loan Agreement the second paragraph is hereby amended in its entirety to read as follows:

"Any lease entered into by Borrower providing for the use or occupancy of premises in which Borrower is landlord during the term of the Loan shall expressly prohibit the tenant under such lease or other occupant of such premises (or any portion thereof) from engaging or permitting others to engage in any Prohibited Drug Law Activities."

52.     The paragraph entitled "Subsidiaries and Affiliates of Borrower" under the heading "MISCELLANEOUS PROVISIONS" on page 7 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Subsidiaries of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's majority or wholly-owned subsidiaries. Notwithstanding the foregoing, however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates."

53.     The phrase "in all material respects" is hereby inserted on page 7 of the Loan Agreement in the section entitled "Survival of Representations and Warranties" under the heading "MISCELLANEOUS," (1) between the word "Borrower" and the phrase "at the time each Loan Advance is made," and (2) between the word "effect" and the phrase "until such time as Borrower's Indebtedness shall be paid in full,".

54.     The following paragraph is hereby added as the last paragraph under the heading entitled "MISCELLANEOUS PROVISIONS" on page 7 of the Loan Agreement:

"No Collateral. Notwithstanding anything to the contrary set forth herein or in the Related Documents, it is expressly acknowledged and agreed by the parties that (1) the Loan is and shall be unsecured and uncollateralized, (2) Borrower is not granting any security interest in or any other lien or encumbrance on, or any other rights or interests in or to, any of its assets or properties to Lender for the purpose of securing Borrower's obligations under this Loan Agreement or the Related Documents, and (3) any provisions in this Loan Agreement or any of the Related Documents relating to "Collateral" or imposing any obligations on Borrower with respect to Collateral, and any representations or warranties in this Loan Agreement or any of the Related Documents with respect to Collateral, are hereby stricken in their entirety from the Loan Agreement and such Related Documents will have no force or effect whatsoever."

55.     The definition of the term "Grantor" is hereby deleted from the Section entitled "DEFINITIONS" on page 7 of the Loan Agreement.

56.     The definition of the term "Note under the heading "MISCELLANEOUS PROVISIONS" on page 8 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Note. The word "Note" means the Promissory Note executed by Borrower in the original principal amount of $3,500,000.00 dated September 12, 2017, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Note or Credit Agreement or any other subsequent Notes evidencing further Indebtedness."

57.     The following sentence is hereby added to the end of the definition of the words "Permitted Liens" under the heading entitled "DEFINITIONS" on page 8 of the Loan Agreement:

"For purposes of this Agreement, including this paragraph, purchase money liens and purchase money security interests shall include liens and security interests on equipment or other property which Borrower possesses under capitalized or operating leases, whether in existence on the date hereof or entered into by Borrower at any time hereafter."

[Signature page to follow.]

IN WITNESS WHEREOF, Borrower and Lender have executed this Addendum to Business Loan Agreement as of the date first set forth above.

BORROWER:

COLLECTORS UNIVERSE, INC., a Delaware corporation

By:	/s/ JOSEPH WALLACE
Name: Joseph Wallace Its: CFO/Assistant Secretary

LENDER:

Z.B. N.A. dba California Bank & Trust

By:	/s/ MATT BULLOCK
Name:	Matt Bullock
Its:	Senior Vice President